Exhibit 99.1

Celularity Completes Major Balance Sheet Restructuring, Retires All $41.6 Million in Senior Secured Debt

●	Retired all principal and accrued interest owed its two senior secured lenders, Resorts World Inc. Pte. Ltd., or RWI, and C.V. Starr and Co., Inc., eliminating all senior secured debt from its balance sheet.

●	Entered into an Asset Purchase Agreement with Celeniv Pte. Ltd., or Celeniv, to monetize Celularity intellectual property assets and eliminate senior secured debt. In connection therewith entered into a License Agreement with Celeniv to license back the intellectual property assets on an exclusive basis with an exclusive five-year repurchase option.

●	Completed an internal restructuring and realignment to create wholly owned operating subsidiaries for its four commercial businesses—advanced biomaterial products, longevity-focused cell therapy, biobanking, and contract development and manufacturing.

FLORHAM PARK, N.J., August 18, 2025 (GLOBE NEWSWIRE) — Celularity Inc. (Nasdaq: CELU) (“Celularity”), a regenerative and cellular medicine company focused on addressing age-related and degenerative diseases, announced today that it has completed a major balance sheet restructuring resulting in the retirement of all $32.0 million of the Company’s senior secured debt plus $9.6 million in associated unpaid interest. As part of this restructuring, Celularity entered into an Asset Purchase Agreement and a License Agreement with Celeniv Pte. Ltd. (“Celeniv”), a Singapore company formed by Resorts World Inc. Pte. Ltd., or RWI, one of Celularity’s two senior secured lenders, and Tan Sri Dato Lim Kok Thay (“Mr. Lim”), executive chairman/non-independent executive director of Genting Group and former Celularity director.

Under the Asset Purchase Agreement, Celularity sold its intellectual property assets to Celeniv, which under the License Agreement licensed those assets to Celularity on an exclusive basis for an initial term of five (5) years renewable for additional five-year terms. Celularity is required to make quarterly license payments to Celeniv under the License Agreement based on the value of the assets sold under the Asset Purchase Agreement. Celularity also has an exclusive five-year option under the Asset Purchase Agreement to repurchase the assets from Celeniv.

Celularity received consideration under the Asset Purchase Agreement in the amount of $33,812,230, which it used to retire the $27,000,000 senior secured loan outstanding from RWI and the $6,812,230 Promissory Note outstanding from Mr. Lim (which Mr. Lim previously assigned to Celeniv). Previously, Celularity used part of the proceeds it received under the Promissory Note to retire the senior secured loan outstanding from C.V. Starr and Co., Inc., or Starr. Celularity was advised in the transactions by Faithstone Capital Partners.

“Under the Celeniv agreements announced today, we successfully monetized Celularity’s intellectual property assets to retire the Company’s senior secured debt in its entirety while retaining exclusive use of the assets for our cell therapy, advanced biomaterials, and biobanking businesses. An exclusive five-year right to repurchase those assets from Celeniv gives us additional optionality going forward,” said Robert J. Hariri, M.D., Ph.D., Celularity’s Chairman and CEO. “We believe this agreement results in a major improvement of Celularity’s balance sheet with the removal of all the Company’s senior secured debt, which was due for repayment in February 2026, as well as the senior secured lenders’ general security interest in all Company assets. We accomplished this while preserving our exclusive use of intellectual property that is operationally aligned with our programs and commercial activities and expect to gain greater financial flexibility and potential access to lower cost traditional financing sources. We are deeply grateful to both RWI and Mr. Lim for their continued support of Celularity’s mission as we embark on this new chapter.”

Celularity also completed an internal restructuring including establishing operating subsidiaries for each of its functional business units, as follows:

●	Celularity Biomaterials LLC, its advanced biomaterial products commercial unit.
●	Celularity Longevity LLC, its cellular therapeutics products commercial unit.

●	Celularity Advanced Manufacturing LLC, its contract development and manufacturing, or CDMO, commercial unit.
●	Celularity Biorepository LLC, its neonatal (Lifebank) and adult cell and tissue banking commercial unit.
●	Celularity Discovery & Development, LLC, its internal discovery and development unit.
●	Celularity Asset Holding LLC, its internal services unit.

“This internal restructuring formalizes how we manage Celularity to optimize efficiency and financial performance across the Company’s commercial units—advanced biomaterial products, longevity-focused cellular therapeutics, biobanking services, and contract manufacturing and development services—as well as our internal discovery and development unit that supports the four commercial units with new product discovery, development, and technology transfer services, and our internal business services unit. We wanted better visibility around the fact that Celularity operates four commercial businesses under one roof, in contrast to the more typical biotechnology enterprise’s single-shot discovery or development stage programs,” said Dr. Hariri.

About Celularity

Celularity Inc. (Nasdaq: CELU) is a regenerative and aging-related cellular medicine company developing, manufacturing, and commercializing advanced biomaterial products and allogeneic and autologous cell therapies, all derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it can develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies that target fundamental aging mechanisms like cellular senescence, age-related chronic inflammation, and tissue degeneration. For more information about Celularity and its cutting-edge regenerative medicine solutions, please visit www.celularity.com.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding: (i) our future sales or sales growth; (ii) our expectations for future financial results, including levels of net sales; (iii) our expectations regarding new products including our 510K products; and (iv) future demand for our products. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “could,” “continue,” “expect,” “improving,” “may,” “observed,” “potential,” “promise,” “should,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Celularity’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including those risk factors set forth under the caption “Risk Factors” in Celularity’s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 2024 filed with the Securities and Exchange Commission (SEC) on May 8, 2025 and May 21, 2025, respectively, and other filings with the SEC. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Celularity does not presently know, or that Celularity currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect Celularity’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing Celularity’s views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Carlos Ramirez
Senior Vice President, Celularity Inc.
Carlos.ramirez@celularity.com

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